Exhibit 99.1

EXHIBIT 1 – JOINT FILING AGREEMENT

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with the other reporting person of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, $0.001 par value of Castle Biosciences, Inc. and that this Agreement be included as an Exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 11th day of February, 2020.

MGC Venture Partners 2013 GP, LLC

By:	/s/ Joseph C. Cook III
Name:	Joseph C. Cook III
Title:	Managing Member

MGC Venture Partners 2013, L.P.

By:	/s/ Joseph C. Cook III
Name:	Joseph C. Cook III
Title:	Managing Member of the General Partner

MGC Venture Partners 2018 GP, LLC

By:	/s/ Jason S. Ferguson
Name:	Jason S. Ferguson
Title:	Managing Partner

MGC Venture Partners 2018, L.P.

By:	/s/ Jason S. Ferguson
Name:	Jason S. Ferguson
Title:	Managing Partner of the General Partner

MGC Venture Partners QP 2018, L.P.

By:	/s/ Jason S. Ferguson
Name:	Jason S. Ferguson
Title:	Managing Partner of the General Partner

By:	/s/ Joseph C. Cook III
Name:	Joseph C. Cook III